Exhibit 11.1 Statement regarding computation of earnings per share.

The company computes earnings per share in accordance with FAS No, 128, Earnings Per Share. For the three and six month periods ended June 30, 1999, the Company paid dividends on it's outstanding convertible preferred convertible stock.

Because the impact of these preferred dividends and assumed conversion of the preferred stock into common shares was anti-dilutive, the weighted average number of shares resulting from this "as-if" conversion have not been included in the weighted average share calculation.

The following tables represents the reconciliation of weighted average shares for purposes of calculating basic and diluted earnings per share for the three and six month periods ended June 30, 1999 and 1998.

Weighted-average shares for the three months ended June 30, 1999 is calculated as follows:

                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares

April 1 - April 4                                          26,046,701        4/91                   1,144,910
Retirement of common stock on April 5                        (29,229)
                                                 ---------------------

April 5 - April 22                                         26,017,472       18/91                   5,146,313
Issuance of common stock on April 23                           20,823
                                                 ---------------------

April 23 - June 8                                          26,038,295       47/91                  13,448,350
Issuance of common stock on June 9                             10,081
                                                 ---------------------

June 9 - June 15                                           26,048,376        7/91                   2,003,721
Issuance of common stock on June 16                            10,000
                                                 ---------------------

June 16 - June 30                                          26,058,376       15/91                   4,295,337
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            26,038,631
                                                                                         =====================

Weighted-average shares for the six months ended June 30, 1999 is calculated as follows:

                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares

January 1 - January 3                                      23,610,190       3/181                     391,329
Retirement of common stock on January 4                     (384,637)
                                                 ---------------------

January 4 - January 18                                     23,225,553       15/181                  1,924,770
Issuance of common stock on January 19                        890,000
                                                 ---------------------

January 19 - February 22                                   24,115,553       35/181                  4,663,228
Issuance of common stock on February 23                        50,130
                                                 ---------------------

February 23 - March 2                                      24,165,683       8/181                   1,068,096
Issuance of common stock on March 3                         1,069,518
                                                 ---------------------

March 3 - March 18                                         25,235,201       16/181                  2,230,736
Issuance of common stock on March 19                          811,500
                                                 ---------------------

March 19 - April 4                                         26,046,701       17/181                  2,446,375
Retirement of common stock on April 5                        (29,229)
                                                 ---------------------

April 5 - April 22                                         26,017,472       18/181                  2,587,373
Issuance of common stock on April 23                           20,823
                                                 ---------------------

April 23 - June 8                                          26,038,295       47/181                  6,761,325
Issuance of common stock on June 9                             10,081
                                                 ---------------------

June 9 - June15                                            26,048,376       7/181                   1,007,396
Issuance of common stock on June 16                            10,000
                                                 ---------------------

June 16 - June 30                                          26,058,376       15/181                  2,159,534
                                                 ---------------------                   ---------------------

Weighted average shares                                                                            25,240,162
                                                                                         =====================

Weighted-average shares for the three months ended June 30, 1998 is calculated as follows:

                     Dates                             Shares              Fraction             Weighted
                  Outstanding                       Outstanding           of Period          Average Shares
April 1 - April 2                                         20,940,583         2/91                      460,233
Retirement of common stock on April 3                       (20,833)
                                                ---------------------

April 3 - May 4                                           20,919,750        32/91                    7,356,396
Issuance of common stock on May 5                          1,072,165
                                                ---------------------

May 5 - June 16                                           21,991,915        43/91                   10,391,784
Issuance of common stock on June 17                          878,688
                                                ---------------------

June 17 - June 30                                         22,870,603        14/91                    3,518,554
                                                ---------------------                     ---------------------

Weighted average shares                                                                             21,726,967
                                                                                          =====================

Weighted-average shares for the six months ended June 30, 1998 is calculated as follows:

                     Dates                              Shares             Fraction            Weighted
                  Outstanding                        Outstanding          of Period         Average Shares

January 1 - January 29                                     20,574,626       29/181                  3,296,487
Issuance of common  stock on January 30                       365,957
                                                 ---------------------

January 30 - April 2                                       20,940,583       63/181                  7,288,711
Retirement of common stock on April 3                        (20,833)
                                                 ---------------------

April 3 - May 4                                            20,919,750       32/181                  3,698,519
Issuance of common stock on May 5                           1,072,165
                                                 ---------------------

May 5 - June 16                                            21,991,915       43/181                  5,224,599
Issuance of common stock on June 17                           878,688
                                                 ---------------------

June 17 - June 30                                          22,870,603       14/181                  1,768,997
                                                 ---------------------                   ---------------------


Weighted average shares                                                                            21,277,313
                                                                                         =====================

                                                Three months ended June 30,     Six months ended June 30,
                                                  1999             1998            1999            1998
                                                  ----             ----            ----            ----
Weighted-average shares:                         26,038,631       21,726,967      25,240,163      21,277,313
Plus:  Incremental shares from
assumed
          conversions of warrants and             1,044,862        1,540,379         910,206       1,389,488
options
                                              --------------   --------------  --------------  --------------


Adjusted weighted average shares                 27,083,493       23,267,346      26,150,369      22,666,801
                                              ==============   ==============  ==============  ==============

Income for EPS Computation

                                              Three Months ended June 30,         Six Months ended June 30,
                                                  1999            1998              1999             1998
                                                  ----            ----              ----             ----
Net income available to common
shareholders                                  $       1,306   $       1,164     $       2,239   $        2,006
                                              ==============  ==============    ==============  ===============


The basic EPS computation is as follows:

                                                Three months ended June 30,      Six months ended June 30,
                                                   1999            1998            1999             1998
                                                   ----            ----            ----             ----

Income per common share - basic:
         Total                                 $        0.05   $        0.05   $        0.09    $        0.09
                                               ==============  ==============  ==============   ==============



Weighted average number of common
    shares outstanding-basic                      26,038,031      21,726,967      25,240,163       21,277,313
                                               ==============  ==============  ==============   ==============

The diluted EPS computation is as follows:

                                               Three months ended June 30,      Six months ended June 30,
                                                  1999             1998            1999            1998
                                                  ----             ----            ----            ----

Income per common share - diluted:

         Total                                $       0.05     $        0.05   $        0.09   $        0.09
                                              ==============   ==============  ==============  ==============


Weighted average number of common
    shares outstanding-diluted                   27,083,493       23,267,346      26,150,369      22,666,801
                                              ==============   ==============  ==============  ==============

The equation for computing (basic and diluted) EPS is:

                     Income available to common stockholders
               ---------------------------------------------------
                             Weighted-average shares